Exhibit 10.6

Loan No.: 4507426-18

SIXTH EXTENSION AND MODIFICATION AGREEMENT

THIS SIXTH EXTENSION AND MODIFICATION AGREEMENT (this “Amendment”) is dated as of December 30, 2011, by and between CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC, an Arizona limited liability company, as debtor and debtor-in-possession (“Borrower”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“Lender”).

R E C I T A L S

A. Borrower and Lender entered into that certain Loan Agreement dated February 14, 2006, as amended by that certain letter agreement dated June 20, 2006, that certain letter agreement dated February 28, 2007, that certain Extension and Modification Agreement dated April 4, 2007, that certain Second Extension and Modification Agreement dated June 20, 2007, that certain Third Extension and Modification Agreement dated as of May 19, 2008 (the “Third Extension”), that certain Fourth Extension and Modification Agreement dated as of December 31, 2008 that certain letter agreement dated April 14, 2011, and that certain Fifth Extension and Modification Agreement dated July 11, 2011 (as amended, the “Agreement”), pursuant to which Lender agreed to loan to Borrower the reduced sum of up to Twenty-Four Million Five Hundred Thousand Dollars ($24,500,000.00) (the “Loan”), upon the terms and conditions set forth in the Agreement, to finance Borrower’s acquisition of certain real property in the Counties of Maricopa and Pinal, State of Arizona, more particularly described in the Agreement (the “Property”) and pre-development and entitlement costs associated with the Property. The Loan is evidenced by that certain Promissory Note Secured by Deed of Trust dated February 14, 2006 in the original principal amount of Thirty-Nine Million Five Hundred Thousand Dollars ($39,500,000.00) (the “Note”) made by Borrower in favor of Lender which amount, pursuant to the Third Extension, was reduced to the maximum Loan amount of $24,500,000.00. The Loan, the Agreement, and the Note are secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated February 14, 2006, given by Borrower, as “Trustor” in favor of Lender, as “Beneficiary”, encumbering the Property, recorded on March 3, 2006 as Document No. 2006-0292093 in the Official Records of Maricopa County, Arizona, and on March 3, 2006 as Document No. 2006-031017 in the Official Records of Pinal County, Arizona, as amended by (i) that certain Amendment to Deed of Trust, dated June 20, 2006, which was recorded on July 6, 2006 as Document No. 2006-0903803 in the Official Records of Maricopa County, Arizona and on July 6, 2006 as Document No. 2006-095809 in the Official Records of Pinal County, Arizona, (ii) that certain Second Amendment to Deed of Trust, dated February 28, 2007, which was recorded on April 5, 2007 as Document No. 2007-04030576 in the Official Records of Maricopa County, Arizona and on April 16, 2007 as Document No. 2007-045570 in the Official Records of Pinal County, Arizona, (iii) that certain Third Amendment to Deed of Trust, dated December 31, 2008, which was recorded on February 27, 2009 as Document No. 2009-0176049 in the Official Records of Maricopa County, Arizona and on February 27, 2009 as Document No. 2009-020355 in the Official Records of Pinal County, Arizona, (iv) that certain Assignment of Deed of Trust and Assignment of Leases and Rents and Security Agreement and Fixture Filing recorded on

August 26, 2010 as Document No. 2010-80451 in the Official Records of Pinal County, Arizona and (v) that certain Assignment of Deed of Trust and Assignment of Leases and Rents and Security Agreement and Fixture Filing recorded on September 15, 2010 as Document No. 2010-798082 in the Official Records of Maricopa County, Arizona (collectively, the “Deed of Trust”). The Deed of Trust and all other security given by Borrower in connection with the Loan and the Note are hereinafter collectively referred to as the “Security Documents”. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the same meanings as set forth in the Agreement.

B. The Loan is guaranteed by William Lyon Homes, Inc., a California corporation, and William Lyon Homes, a Delaware corporation (collectively, the “Guarantors”), pursuant to the terms of that certain Guaranty Agreement (California) and that certain Guaranty Agreement (Arizona), both dated February 14, 2006 and executed by the Guarantors (collectively, the “Guaranty”).

C. Lender is the holder of the Note, the secured party under each and all of the Security Documents and “Lender” under the Guaranty. The Agreement, Note, Security Documents, Guaranty and all other documents executed in connection with the Loan are referred to herein as the “Loan Documents”.

D. The Maturity Date of the Note currently is January 1, 2012. As of the date of this Amendment, the outstanding principal balance of the Note is Nine Million Eight Hundred Ninety-Nine Thousand One Hundred Forty-nine and 86/100 Dollars ($9,899,149.86).

E. Lender, Borrower and Guarantors executed a commitment letter dated December 14, 2011 (the “Commitment Letter”) setting forth the general terms and conditions under which Lender would agree to modify and amend the Loan.

F. On December 19, 2011, Borrower and Guarantors each commenced a proceeding under chapter 11 of the United States Bankruptcy Code by filing chapter 11 petitions with the Bankruptcy Court in the District of Delaware (the “Bankruptcy Court”), Case No. 11-14023 with respect to Borrower, Case No. 11-14020 with respect to Guarantor William Lyon Homes, Inc., and Case No. 11-14019 with respect to Guarantor William Lyon Homes (collectively, the “Chapter 11 Cases”). The filing of the Chapter 11 Cases constitutes Events of Default under the Loan Documents (the “BK Default”), but Borrower and Guarantors each reserve all rights with respect to whether such Event of Default is enforceable under the Bankruptcy Code.

G. On December 10, 2011, Borrower and Guarantors filed the Motion of Debtors for Authorization Pursuant to Sections 105 and 363 of the Bankruptcy Code and Bankruptcy Rule 6004 to Honor in the Debtors’ Sole Discretion Land Development Obligations in the Ordinary Course of Business (the “Motion”). Pursuant to the Motion, among other things, Borrower and Guarantors sought Bankruptcy Court approval to pay Lender amounts payable under the Loan Documents (including as provided in the Commitment Letter) and enter into definitive documentation of an amendment to the Loan Documents as contemplated by the Commitment Letter. On an interim basis, the Motion requested authority to pay Lender up to $47,000 on account of interest due on the Loan. On December 20, 2011, the Bankruptcy Court entered in the Bankruptcy Cases its Interim Order Authorizing Motion Pursuant to Sections 105 and 363 of

the Bankruptcy Code and Bankruptcy Rule 6004 to Honor in the Debtors’ Sole Discretion Land Development Obligations in the Ordinary Course of Business (the “Interim Order”) which, in part, approved Borrower and Guarantors paying Lender up to $47,000 on account of interest due on the Loan and set January 11, 2012 as the final hearing to consider the relief sought by the Motion.

H. Lender, Borrower and Guarantors desire to amend the Loan Documents in accordance with the terms of the Commitment Letter as hereinafter set forth, subject to the terms and requirements hereinafter described.

NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1. Extension of Maturity Date of Note. Subject to the satisfaction of the conditions precedent set forth in Section 7 hereafter, the Maturity Date of the Note is extended to January 1, 2013, subject to further extension as provided in Section 2 of this Amendment.

2. Option to Extend Maturity Date of Note. Borrower shall have the option to extend the term of the Loan from the January 1, 2013 Maturity Date (for purposes of this Section 2, the “Initial Maturity Date”) to December 31, 2013 (for purposes of this Section 2, the “Extended Maturity Date”) upon satisfaction of each of the following conditions precedent:

(a) Borrower shall provide Lender with written notice of Borrower’s request to exercise its option to extend the Initial Maturity Date not more than ninety (90) days but not less than thirty (30) days prior to the Initial Maturity Date;

(b) As of the date of Borrower’s delivery of notice of request to exercise its option to extend, and as of the Initial Maturity Date, no Event of Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and be continuing, and Borrower shall so certify in writing to the best of its knowledge;

(c) Borrower shall deliver to Lender, at Borrower’s sole cost and expense, an updated title report for the Property showing no additional liens or encumbrances affect the Project from those shown on Lender’s existing Title Policy other than nondelinquent taxes and such title insurance endorsements reasonably required and other than matters approved by Lender; and

(d) There shall have occurred no material adverse change, as determined by Lender in its reasonable discretion, in the financial condition of Borrower or Guarantor from that which existed on the Initial Maturity Date.

If each of the foregoing conditions precedent are satisfied, and the Initial Maturity Date is extended as provided above to the Extended Maturity Date, as used herein and in the other Loan Documents, the term “Maturity Date” shall thereafter mean the Extended Maturity Date. During the period from the Initial Maturity Date through the Extended Maturity Date, interest under the Note shall continue to be paid monthly at the rate provided therein, as amended by this Amendment, and Borrower shall continue to pay quarterly principal reduction payments required pursuant to Section 4 of this Amendment as of the end of each calendar quarter.

3. Interest Rate. The interest rate as recited and calculated in the Note shall continue to be paid monthly at the rate provided therein, i.e., an annual rate equal to twenty-five one hundredths percent (.25%) plus the prime rate announced by Lender and in effect from time to time, provided the interest rate prior to maturity or default shall not be less than six percent (6.0%) per annum (the “Floor Rate”); provided that on the first day of the month following the date the Bankruptcy Court enters an order as provided in Section 5 of this Amendment, the Floor Rate shall be reduced from six percent (6.0%) to five and one half percent (5.50%) per annum. The interest rate hereunder will be adjusted each time that Lender’s prime rate changes.

4. Quarterly Principal Payments. At the end of each successive calendar quarter commencing on the earlier of (i) the end of the calendar quarter following the date the Bankruptcy Court enters a final order confirming the Chapter 11 plans of reorganization of Borrower and Guarantors (each a “Chapter 11 Plan” and collectively the “Chapter 11 Plans”), each of which complies with Section 5 of this Amendment, or (ii) the calendar quarter ending June 30, 2012 (such earlier date referred to herein as the “Quarterly Principal Payment Commencement Date”), Borrower shall pay to Lender equal quarterly principal reduction payments in the amount of One Million One Hundred Twenty-Four Thousand Eight Hundred Ninety-Four Dollars ($1,124,894), to be applied by Lender when received as a permanent reduction to the principal outstanding under the Note. Borrower’s failure to pay this amount by the end of each calendar quarter on and after the Quarterly Principal Commencement Date shall constitute an Event of Default under the Agreement, the Note, the Security Documents and other Loan Documents.

5. Chapter 11 Plan Confirmation; Relief From Stay. On or before June 30, 2012, Borrower and Guarantors shall cause each of its respective Chapter 11 Plans to be confirmed by an order of the Bankruptcy Court and, pursuant to Borrower’s Chapter 11 Plan, Borrower, as reorganized, shall reaffirm and assume in all respects its obligations under the Loan Documents, as modified by this Amendment, and, pursuant to each of the Chapter 11 Plans the Guarantors, the Guarantors, as reorganized, shall reaffirm and assume in all respects the obligations under the Guaranties. Failure by Borrower and Guarantors, each as reorganized, to reaffirm and assume in all respects their respective obligations under the Loan Documents pursuant to Chapter 11 Plans confirmed by an order of the Bankruptcy Court entered on or before June 30, 2012, shall constitute an Event of Default under the Agreement, the Note, the Security Documents and other Loan Documents (the “Plan Default”). Upon the occurrence of a Plan Default, Lender shall be entitled to the immediate entry of an order from the Bankruptcy Court granting Lender complete relief from the automatic stay imposed by §362 of the Bankruptcy Code (11 U.S.C. §362) with respect to Borrower’s Chapter 11 Case to exercise its foreclosure and other rights and remedies under the Loan Documents, including but not limited to obtaining a foreclosure judgment and foreclosure sale, upon the filing with the Bankruptcy Court of a motion for relief from the automatic stay with a copy of this Agreement and a declaration from Lender confirming the Plan Default on not less than fifteen (15) business days’ notice to Borrower.

6. Limited Waiver. Upon the date all conditions precedent to the effectiveness of this Amendment have been satisfied or waived in writing by Lender in its sole discretion, the

Events of Default occurring by the BK Default shall be deemed waived by Lender effective from December 18, 2011, through June 30, 2012, provided that, in the event the Chapter 11 Plans are confirmed by the Bankruptcy Court in accordance with Section 5 of this Amendment, the foregoing waiver shall be deemed effective for the term of the Loan. The waiver provided by this Section 6 is expressly limited to the Events of Default under Sections 9.01 (f) and (m) of the Agreement arising solely from the BK Default, and shall not constitute a waiver of any subsequent Events of Default under those sections or as otherwise may occur under the Loan Documents.

7. Conditions Precedent. The effectiveness of this Amendment is expressly conditioned on Lender’s determination that the following conditions precedent and other requirements of Lender set forth herein shall have been satisfied (unless waived in writing by Lender is its sole discretion):

(a) Borrower shall have duly executed and delivered to Lender this Amendment, that certain Fourth Amendment to Deed of Trust (“Short Form Amendment”), that certain Fourth Amendment to Assignment of Rights (“Assignment Amendment”) and a Limited Liability Company Certification, all in form and substance satisfactory to Lender.

(b) Guarantors shall have executed and delivered to Lender the Consent and Reaffirmation of Guaranty Agreements and Environmental Indemnity Agreement appended to this Amendment and Certificates of Secretary and Incumbency Certificates, each in form and substance satisfactory to Lender.

(c) The Short Form Amendment and Assignment Amendment shall have been recorded in the Recorder’s Office.

(d) All information provided by the Borrower and Guarantors to Lender shall be true and correct in all material respects as of the date of this Amendment.

(e) Other than the BK Default, no Event of Default shall exist under the Loan Documents.

(f) On or before January 31, 2012, Borrower and Guarantors shall cause to be delivered to Lender an entered order by the Bankruptcy Court approving the Motion and, as contemplated by the Motion on a final basis, the terms of this Amendment and the respective obligations of Borrower and Guarantors (as debtors-in-possession) hereunder and under all documents executed in connection with this Amendment. Borrower and Guarantors shall provide Lender with a draft of the final order prior to submitting it to the Bankruptcy Court.

(g) If required by Lender, Borrower shall provide evidence of the Borrower’s legal status and good standing and such other documentation as Lender might deem appropriate.

(h) If required by Lender, Borrower shall have obtained flood insurance for the Property.

(i) Borrower shall pay or cause to be paid to Lender on or before its execution and delivery of this Amendment all legal, title, escrow, documentation, and other costs incurred by or on behalf of Lender in connection with this transaction including without limitation, the preparation of this Amendment and all other documents prepared in connection herewith.

(j) Borrower shall cause to be furnished to Lender a modified CLTA Form 110.5 extension endorsement to Lender’s current ALTA Lender’s Policy of Title Insurance, which shall insure that the Deed of Trust is and remains a first lien on the property encumbered thereby, free and clear of all liens, encumbrances, restrictions or other matters except those, if any, to which Lender may agree to take subject to in writing.

8. Reaffirmations. Borrower hereby reaffirms to Lender the continued truth and accuracy of the representations and warranties made by Borrower in the Agreement and each and all of the other Loan Documents, with the understanding that Lender is relying upon the continued truth and accuracy of all such representations and warranties in entering into this Amendment. Borrower hereby further affirms and certifies that as of the date of this Amendment, no default or Event of Default (other than the BK Default) as described in the Note, the Agreement or any of the other Loan Documents exists or would be existing with the passage of time or the giving of notice or both. Borrower further ratifies and confirms each and all of the terms, conditions and covenants of the Note, Deed of Trust and other Loan Documents as amended or modified by this Amendment and those provisions not so amended or modified and, except as specifically amended or modified hereby, the Loan Documents remain in full force and effect. This Amendment shall constitute a Loan Document.

9. Acknowledgments and Waivers.

(a) Borrower acknowledges and confirms that it is fully liable under the Note, as amended hereby, including, without limitation, that it is obligated to pay all amounts of principal and interest, late charges, and other sums which may now or hereafter become due and owing under the Note, as amended hereby, and all taxes, insurance premiums and other sums that may be due and payable under the provisions of the Deeds of Trust and other Security Documents; Borrower acknowledges and admits the indebtedness evidenced by the Note, as amended hereby, and unconditionally promises and agrees to pay the same with interest thereon within the time and in the manner required in the Note, as amended hereby, together with attorneys’ fees, costs of collection, and any other sums secured by the Deeds of Trust and other Security Documents; and Borrower further acknowledges and agrees that upon any default or Event of Default under the Note or any of the other Security Documents from and after the date of this Amendment, Lender, in addition to any other rights it may have under the Security Documents, at law or in equity, shall have the right to declare the entire unpaid balance of principal and interest under the Note immediately due and payable.

(b) Each of Borrower and Guarantors, on behalf of itself and on behalf of its officers, directors, shareholders, agents, employees, successors and assigns (collectively, the “Borrower Parties”), and each of them, and anyone claiming through or under them, hereby releases, acquits and forever discharges Lender and its principals, officers, directors, shareholders, agents, employees, successors and assigns (collectively, the “Lender Parties”) and each of them, of and from any and all claims, causes of action in law or equity, suits, debts, liens, obligations, promises, demands, liabilities, damages, losses, costs and expenses of every nature, character and description whatsoever in existence as of the execution of this Amendment, known or unknown, fixed or contingent, which the Borrower Parties, or any of them, may have or may hereafter acquire against the Lender Parties and each of them based on or arising out of the Note, the Loan Agreement, the Guaranty, the Security Documents, this Amendment, the other Loan Documents, and the transactions contemplated by said documents, existing prior to the date of this Amendment. With respect to the foregoing release, each of the Borrower Parties hereby acknowledges and waives the provisions of California Civil Code Section 1542, which states:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Borrower Parties acknowledge that each has been advised or has had the opportunity to be advised by its attorneys concerning the foregoing, and in light thereof, each expressly acknowledges the aforementioned waiver and release of any and all rights each may have under California Civil Code Section 1542 or any other State or Federal statute or legal principle of similar effect with respect to the foregoing.

(c) In further consideration of the extension of the Maturity Date under the Note, the provisions of Section 3511 of the Commercial Code of California requiring presentment of said Note to Borrower, demand of payment, protest, notice, notice of dishonor, and notice of nonpayment are hereby waived.

10. Independent Security. Borrower hereby agrees that any and all security for the Note including, without limitation, each Deed of Trust, may be enforced by Lender concurrently or independently in such order as Lender may determine; and with reference to any such security in addition to each Deed of Trust, Lender may, without consent of or notice to Borrower, exchange, substitute or release such security without affecting the liability of Borrower, and Lender may release any one or more parties hereto or to the above obligation, or permit the liability of said party or parties to terminate without affecting the liability of any other party or parties liable thereon.

11. Amendment Not a Novation; Ratification. This Amendment is an extension and deferment only, and not a novation. Except as modified by this Amendment, the terms and provisions of the Note, the Loan Agreement, the Deeds of Trust and each and all of the other Security Documents are hereby ratified and affirmed in all respects by the parties hereto, and shall remain binding and controlling on the parties.

12. Judicial Reference. This Amendment incorporates any judicial reference or alternative dispute resolution agreement previously, concurrently or hereafter executed between Borrower and each Guarantor and Lender.

13. Miscellaneous. Borrower and Lender agree to deliver such additional documents and instruments and to do or cause to be done such other acts and things as may be reasonably necessary to assure the parties hereto of the benefit of the agreements contained in this Amendment. This Amendment constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior oral and written understandings or agreements with respect to the same, including without limitation the Commitment Letter. Each of the parties to this Amendment acknowledges that it has had the opportunity to seek legal advice as to the terms of this Amendment, and this Amendment shall be construed fairly as to each of the parties, regardless of which party prepared this Amendment. Neither this Amendment nor any of the provisions hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom the enforcement of the change, waiver, discharge or termination is sought. No waiver of any right hereunder shall constitute waiver of any other or future right. In any dispute arising out of or related to this Amendment or any of the terms and provisions contained herein, the prevailing party in such dispute shall be entitled to recover from the losing party, in addition to any other relief, all attorneys’ fees and costs incurred by the prevailing party in connection with said dispute. All provisions of this Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

14. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original but all of which together, shall constitute one and the same agreement.

15. Patriot Act Notification. Lender is subject to the USA Patriot Act and hereby notifies Borrower that, pursuant to the requirements of that Act, Lender is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower, their members and guarantors in accordance with the Act.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

LENDER:	U.S. BANK NATIONAL ASSOCIATION, a national banking association,

	By:	/s/ Donald A. Zinn
	Name:	Donald A. Zinn
	Its:	Vice President

BORROWER:	CIRCLE G AT THE CHURCH FARM NORTH JOINT VENTURE, LLC, an Arizona limited liability company, Debtor and Debtor-in-Possession

	By:	William Lyon Homes, Inc.,
a California corporation, Manager

		By:	/s/ Richard S. Robinson
Richard S. Robinson
Senior Vice President

		By:	/s/ Colin T. Severn
Colin Severn, Vice President and
Chief Financial Officer

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CONSENT AND REAFFIRMATION OF GUARANTY AGREEMENTS AND ENVIRONMENTAL INDEMNITY AGREEMENT

THE FOREGOING AMENDMENT IS ACKNOWLEDGED AND AGREED TO BY THE UNDERSIGNED GUARANTORS, AND EACH GUARANTOR FURTHER ACKNOWLEDGES AND AGREES (I) THAT THE GUARANTY AGREEMENTS DATED FEBRUARY 14, 2006 AND ENVIRONMENTAL INDEMNITY AGREEMENT DATED FEBRUARY 14, 2006, EACH EXECUTED BY GUARANTORS IN CONNECTION WITH THE LOAN, AND ALL TERMS THEREUNDER, INCLUDING WITHOUT LIMITATOIN GUARANTORS’ OBLIGATIONS, COVENANTS, REPRESENTATION, WARRANTIES AND WAIVERS PROVIDED THEREIN, AS MODIFIED BY THIS AMENDMENT, ARE HEREBY RATIFIED, CONFIRMED AND REAFFIRMED IN ALL RESPECTS, SHALL NOT BE LIMITED OR OTHERWISE AFFECTED BY THE AGREEMENTS CONTAINED IN THIS AMENDMENT, AND CONTINUE IN FULL FORCE AND EFFECT, AND (II) THAT EACH HAS READ AND CONFIRMS ITS INTENT TO BE BOUND BY THE TERMS OF THE RELEASE IN FAVOR OF LENDER PARTIES AS SET FORTH IN SECTION 9(B) OF THE AMENDMENT.

WILLIAM LYON HOMES, INC., a California corporation, Debtor and Debtor-in-Possession		WILLIAM LYON HOMES, a Delaware corporation, Debtor and Debtor-in-Possession

By:	/s/ Colin T. Severn	By:	/s/ Colin T. Severn
	Colin Severn, Vice President and Chief Financial Officer		Colin Severn, Vice President and Chief Financial Officer

By:	/s/ Richard S. Robinson	By:	/s/ Richard S. Robinson
	Richard S. Robinson		Richard S. Robinson
	Senior Vice President		Senior Vice President

-10-	Signature Page to Fifth Extension and Modification Agreement